SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – September 30, 2008

THE BANK OF NEW YORK MELLON CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-52710	13-2614959
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Wall Street New York, New York	10286
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code – (212) 495-1784

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(b) Reference is made to the registrant’s press release dated September 24, 2008, filed as Exhibit 99.1 to the registrant’s Form 8-K filed September 24, 2008, in which the registrant announced that as a result of recent market events, it would provide support to clients invested in money market mutual funds, cash sweep funds and similar collective funds impacted by the Lehman Brothers bankruptcy. The information in this Form 8-K does not alter the statements in the registrant’s press release dated September 24, 2008 regarding the registrant’s expectations with respect to incurring an after-tax charge of approximately $425 million in the third quarter in connection with the support it is providing to clients invested in money market mutual funds, cash sweep funds and similar collective funds impacted by the Lehman Brothers bankruptcy filing, including additional costs associated with previously disclosed support agreements that were outstanding at the end of the second quarter.

On September 30, 2008, the registrant became liable for obligations arising out of off-balance sheet arrangements, as follows. The registrant entered into agreements with four liquidating accounts established by certain commingled cash funds trusteed by an affiliate of the registrant (as identified below) holding designated debt securities issued by Lehman Brothers Holdings, Inc. or affiliates (the “Designated Securities”). Under these agreements, the registrant agreed to pay certain amounts to the liquidating account in question, upon the occurrence of any of the following events with respect to the Designated Securities held by such liquidating account: (i) the final sale or other final liquidation of the Designated Securities for cash consideration; (ii) the receipt of final payment on the Designated Securities in cash; (iii) the liquidation and winding up without further distribution of the obligor under the Designated Securities; (iv) a court discharge of the obligor under the Designated Securities from liability in respect of the Designated Securities; (v) the rescission, cancellation or similar extinguishment of the obligations of the obligor under the Designated Securities; and (vi) the good faith determination by the registrant and the applicable liquidating account that the Designated Securities have zero value.

Upon the occurrence of any of these events, the registrant is obligated to pay to the applicable liquidating account the difference between the face amount of the Designated Securities (or in some cases, a specified amount of accrued interest on the Designated Securities) held by such liquidating account and the amount realized by the applicable liquidating account with respect to the principal amount of the Designated Securities (or in some cases, with respect to a specified amount of accrued interest on the Designated Securities) held by such liquidating account.

These agreements were entered into with: DF Temporary Investment Fund – Lehman (Liquidating Fund); EB SMAM Short Term Investment Fund – Lehman (Liquidating Fund); EB Temporary Investment Fund – Lehman (Liquidating Fund); and Pooled Employee Daily Liquidity Fund – Lehman (Liquidating Fund). The maximum aggregate amount which the registrant may potentially be called upon to pay under all of these agreements is approximately $235,000,000.

In addition, as of September 25, 2008 the registrant entered into capital support agreements with EB Daily Liquidity Money Market Fund, a commingled cash fund trusteed by an affiliate of the registrant. These agreements obligate the registrant to pay amounts to the fund upon the occurrence of any of the following events with respect to designated debt securities issued by Lehman Brothers Holdings, Inc. or affiliates (the “Designated Securities”) held by the fund: (i) the final sale or other final liquidation by the fund of the Designated Securities; (ii) the receipt by the fund of final payment on the Designated Securities; or (iii) a court discharge of the obligor on the Designated Securities from liability in respect of the Designated Securities. Upon the occurrence of such an event, the registrant is required to contribute capital to the fund that is equal to the least of the following amounts: (i) the amount by which the amortized cost of the Designated Securities exceeds the amount received by the fund in respect of the Designated Securities; (ii) the amount necessary to restore the net asset value per share of the fund to a specified threshold amount; or (iii) the remaining amount of the aggregate capital contribution limit, taking into account all prior contributions. The registrant will not receive any consideration from the fund for the contributed capital, if any, under the agreements. The maximum aggregate amount which the registrant may potentially be called upon to pay under these agreements is approximately $4,380,000.

The registrant also anticipates entering into arrangements with various securities lending customers relating to losses anticipated with respect to designated debt securities issued by Lehman Brothers Holdings, Inc. or affiliates held by certain funds used for the reinvestment of cash collateral trusteed by an affiliate of the registrant or held in the accounts of customers used for the reinvestment of cash collateral, under which the registrant would provide partial support for any losses incurred. These arrangements would include arrangements with customers holding interests in the BNY Mellon Institutional Cash Reserve Fund.

In addition, as previously disclosed, on September 15, 2008 and September 17, 2008, the registrant entered into capital support agreements with Dreyfus Liquid Assets Inc., Dreyfus BASIC Money Market Fund Inc., Dreyfus Worldwide Dollar Money Market Fund, Inc. and Dreyfus Cash Management Plus, Inc. These agreements, as subsequently amended, obligate the registrant to pay amounts to the applicable fund upon the occurrence of any of the following events with respect to designated debt securities issued by Lehman Brothers Holdings, Inc. or affiliates (the “Designated Securities”) held by the fund: (i) the final sale or other final liquidation by the fund of the Designated Securities; (ii) the receipt by the fund of final payment on the Designated Securities; or (iii) a court discharge of the obligor under the Designated Securities from liability in respect of the Designated Securities. Upon the occurrence of such an event, the registrant is required to contribute capital to the applicable fund that is equal to the least of the following amounts: (i) the amount by which the amortized cost of the Designated Securities exceeds the amount received by the fund in respect of the Designated Securities; (ii) the amount necessary to restore the net asset value per share of the fund to a specified threshold amount; or (iii) the remaining amount of the aggregate capital contribution limit, taking into account all prior contributions. The registrant will not receive any consideration from the applicable fund for the contributed capital, if any, under the agreement. The maximum aggregate amount which the registrant may potentially be called upon to pay under all of these agreements is approximately $238,000,000.

The information presented in this Form 8-K contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things, statements with respect to the maximum aggregate amount the Company may be required to pay in connection with the arrangements described herein, expectations with respect to the after-tax charge and additional support arrangements. These statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond the Company’s control). Factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found in the risk factors and other uncertainties set forth in the Company’s annual report on Form 10-K for the year ended December 31, 2007 and the Company’s other filings with the Securities and Exchange Commission. All forward-looking statements in this Form 8-K speak only as of October 6, 2008 and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Bank of New York Mellon Corporation
(Registrant)

Date: October 6, 2008	By:	/s/ Arlie R. Nogay
	Name:	Arlie R. Nogay
	Title:	Corporate Secretary